Reserve Petroleum 8-K

Exhibit 99

May 2013

Dear Reserve Petroleum Company Shareholder:

Branzan Alternative Opportunities Fund, L.L.L.P. (Branzan) and its affiliates are offering to purchase up to 7,500 shares of The Reserve Petroleum Company (Reserve Petroleum) at $230.00 per share.

This tender offer gives you an opportunity to sell units of a relatively illiquid security without any brokerage or other costs.

Branzan has sufficient cash reserves to purchase all of the shares tendered.

Reserve Petroleum purchased 127 shares in the 4th quarter of 2012 for $180.00 per share.

If you want to sell your shares, please complete and sign the enclosed Stock Power and have your signature Medallion Guaranteed by a bank or a broker. Mail the Stock Power, together with your certificate, to the address listed at the bottom of the page. We suggest you use registered mail. A check will be mailed to you immediately upon our receiving confirmation from Reserve Petroleum that the shares have been successfully transferred to Branzan or its assigns.

Unless extended, this offer will expire on June 15, 2013. Submissions postmarked after this date may not be accepted.

The officer price will be reduced by any distributions made on the units after May 1, 2013.

You are under no obligation to accept this tender offer. Branzan is not affiliated in any way with Reserve Petroleum.

If you have any questions, please do not hesitate to contact us via telephone or e-mail.

Very Truly Yours,

C. Spencer Brant

Branzan Alternative Opportunities Fund, L.L.L.P.

475 17th Street, Suite 570

Denver, CO 80202

Phone: (303) 292-9224 ext. 24

Email: csb@branzanadvisors.com

Enclosure

475 Seventeenth Street | Suite 570 | Denver Colorado 80202 | 303.292.9224 |www.branzanadvisors.com

IRREVOCABLE STOCK POWER FORM

Date ____________ Contact Phone Number ________________

FOR VALUE RECEIVED, the Undersigned does (do) hereby sell, assign and transfer the below listed shares of The Reserve Petroleum Company to Branzan Alternative Opportunities Fund, L.L.L.P., Tax ID# __________________ (to be completed by Branzan)

Name of Certificate Holder:

The Reserve Petroleum Company Certificate Number: _______________

Number of Shares to be Transferred:

The undersigned does (do) hereby irrevocably constitute and appoint Branzan Alternative Opportunities Fund L.L.L.P. attorney to transfer the shares as the case may be, on the books of said Company, with full power of substitution in the premises.

IMPORTANT – READ CAREFULLY	(Person executing this power signs here)

The signature (s) to this Power must	MEDALLION SIGNATURE GUARANTEED
correspond with the names(s) as written
upon the face of the certificate(s), in
every particular without alteration or
enlargement or any change whatever.

(Name of Bank, Trust Company or Broker)

(Official Signature)